JOINT FILING INFORMATION


Reporting Person:          TIMOTHY R. BARAKETT

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        PRICE COMMUNICATIONS (PR)

Date of Event
Requiring Statement:       6/07/2006


Signature:                 By:  /s/ John F. Brown
                                --------------------------------------------
                                John F. Brown, as Attorney-in-Fact


Reporting Person:          ATTICUS CAPITAL LP

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        PRICE COMMUNICATIONS (PR)

Date of Event
Requiring Statement:       6/07/2006

Signature:                 By:      Atticus Management LLC
                           Its:     General Partner

                                    By:     Timothy R. Barakett
                                    Its:    Managing Member

                                            By:      /s/ John F. Brown
                                                     -----------------------------------
                                            Name:    John F. Brown, as Attorney-in-Fact

